UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2017 (June 19, 2017)

ARCONIC INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 Park Avenue, New York, New York	10022-4608
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 212-836-2758

Office of the Secretary 212-836-2732

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On June 19, 2017, Arconic Inc. (“Arconic” or the “Company”) announced the completion of the early redemption of all of its 6.50% Bonds due 2018 (the “6.50% Bonds”) and 6.75% Notes due 2018 (the “6.75% Notes”) in the aggregate principal amount of $100,099,000 and $344,814,000, respectively. Holders of the 6.50% Bonds were paid $1,049.99 per $1,000.00 aggregate principal amount of the 6.50% Bonds, or an aggregate of $105.1 million, plus accrued and unpaid interest up to, but not including, the redemption date, and holders of the 6.75% Notes were paid $1,054.26 per $1,000.00 aggregate principal amount of the 6.75% Notes, or an aggregate of $363.5 million, plus accrued and unpaid interest up to, but not including, the redemption date. These redemptions are a component of Arconic’s de-leveraging program.

Taken together, Arconic actions in 2017 have resulted in the Company reducing its total debt by approximately $1.25 billion.

A copy of the Company’s press release regarding the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following is filed as an exhibit to this report:

Exhibit No.	Description

99.1	Arconic Inc. press release, issued June 19, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCONIC INC.

Dated: June 23, 2017	By:	/s/ Katherine H. Ramundo
	Name:	Katherine H. Ramundo
	Title:	Executive Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Arconic Inc. press release, issued June 19, 2017.